Exhibit 10.2

ACCOUNT PLEDGE AGREEMENT

ACCOUNT PLEDGE AGREEMENT  (“this Agreement”) dated as of September 25, 2002 between Essential Therapeutics, Inc., a Delaware corporation (the “Pledgor”) and Fleet National Bank (the “Pledgee”).

1.    BACKGROUND.  The Pledgee has established a term loan facility for the Pledgor pursuant to which the Pledgee may make loans (“Term Loans”) to the Pledgor in an aggregate principal amount up to $2,000,000. The Term Loans are to be made pursuant to a letter agreement of even date herewith (the “Letter Agreement”). The Pledgor has agreed in the Letter Agreement to cash-collateralize the Term Loans. This Agreement is delivered pursuant to the Letter Agreement.

2.    SECURITY.  As security for the below-defined Secured Obligations, the Pledgor hereby transfers, pledges and assigns to the Pledgee, and hereby grants a security interest to the Pledgee in, all of the Collateral (as hereinafter defined) and all proceeds thereof. As used herein, the term “Secured Obligations” means each of the following: (i) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all liabilities of the Pledgor to the Pledgee, whether for reimbursement payments, interest, fees, expenses or otherwise, now existing or hereafter arising under the Letter Agreement and/or with respect to the Term Note (as defined in the Letter Agreement), (ii) the performance and observance by the Pledgor of all of the Pledgor’s agreements, warranties and covenants contained in the Letter Agreement, (iii) the performance and observance by the Pledgor of all agreements, warranties and covenants in this Agreement, and (iv) the payment and performance as and when due of all indebtedness, obligations, agreements and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, whether or not otherwise secured or guaranteed, of the Pledgor to the Pledgee, whether now owed or existing or hereafter owing or incurred, and all whether arising out of or under the Letter Agreement or otherwise, including, without limitation, costs and expenses incurred by the Pledgee in collecting or enforcing or attempting to collect or enforce any of the foregoing.

As used herein, “Collateral” means (i) the below-defined Investment Account and all securities, investments and other property from time to time held in the Investment Account and all rights and entitlements of the Pledgor in or with respect to the Investment Account and/or in or with respect to such securities, investments and other property from time to time held in the Investment Account and (ii) all replacements of, substitutions for and distributions in respect of any of the foregoing, and all proceeds thereof, unless specifically released pursuant to Section 3 below. The securities initially held in the Investment Account are identified on Schedule A hereto.

3.    TRADING IN INVESTMENT ACCOUNT; WITHDRAWALS.  The Pledgor agrees to maintain pledged to the Pledgee, subject to this Agreement, Permitted Investments (defined below) having an Aggregate Collateral Value (defined below) which shall at all times be greater than or equal to the aggregate outstanding principal amount of the Term Loans. The “Aggregate Collateral Value” as at any date means the sum of the then current Collateral Values of each item of Permitted Investments which constitutes Collateral owned by the Pledgor and as to which the Pledgee has a fully perfected first priority security interest. The “Collateral Value”

of each item of Permitted Investments so pledged as Collateral is the product of (x) the fair market value (as reasonably determined by the Pledgee) of such item times (y) the Advance Rate Percentage applicable to such item. As used herein, “Permitted Investments” means each of the types of investments set forth in the following clauses (1)-(3) and the Advance Rate Percentage applicable to each such type of investment is as follows: (1) cash and certificates of deposit issued by the Pledgee — Advance Rate Percentage of 100%; (2) United States Treasury bills, notes and bonds — Advance Rate Percentage of 100%; and (3) bonds and other obligations which as to principal and interest constitute direct obligations of, or are guaranteed by, any agency of the United States of America — Advance Rate Percentage of 80%. “Permitted Investments” will also be deemed to include any mutual fund which is primarily invested in one or more of the items described in clauses (1)-(3) above and which is offered by a sponsor with which the Pledgee maintains an “omnibus account” arrangement and which is otherwise reasonably satisfactory to the Pledgee. Such a mutual fund will be deemed to carry the Advance Rate Percentage applicable to the type of investment in which it is primarily invested (and, if invested in more than one such type, a weighted average of the relevant Advance Rate Percentages, calculated based on the relative amounts so invested in each such type, as determined by the Pledgee in its sole discretion).

At any time and from time to time the Pledgor may purchase, sell, redeem, exchange or otherwise deal in the securities, cash and other items from time to time held in the Investment Account; provided that (i) unless the Pledgee has given its prior written consent (which consent the Pledgee agrees to give under the circumstances set forth in the last sentence of this paragraph), the proceeds of any sale, redemption, exchange or other dealing in securities described above in this sentence will be credited to the Investment Account and will be held therein, (ii) no such securities, cash or other items shall be purchased, sold, redeemed, exchanged or otherwise dealt in by the Pledgor at any time when an Event of Default (defined below) has occurred and is continuing, and (iii) the Pledgor will not purchase for the Investment Account or otherwise permit the Investment Account to hold any property other than Permitted Investments. The Pledgee will, from time to time at the request of the Pledgor, consent to the withdrawal from the Investment Account and the release from the Collateral pledged hereunder of securities designated for this purpose by the Pledgor; provided that the Pledgee will not be required to give such consent unless both of the following conditions are met: (1) at the date of each such withdrawal and/or release, and after giving effect thereto, there will be no Default or Event of Default (each as defined below), and (2) in any event, after giving effect in any such withdrawal and/or release there shall remain Permitted Investments pledged as Collateral hereunder in which the Pledgee has a fully perfected first priority security interest with an Aggregate Collateral Value of not less than the aggregate outstanding principal amount of the Term Loans.

Promptly following the end of each month in which there is any change in the securities contained in the Investment Account, the Pledgor shall deliver to the Pledgee a listing of all such securities, which listing shall be substituted for the Schedule A to this Agreement theretofore in effect and shall serve as an amendment to this Agreement. The Pledgor represents, warrants and agrees that no portion of the proceeds of any Term Loan will be used for the purposes of acquiring or carrying any “margin stock” within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve System.

4.    COLLATERAL.  All Collateral shall be held by the Pledgee in a separate account (the “Investment Account”) standing in the name of the Pledgor. The Pledgor agrees to give all such notices and make all such filings with respect to any and all Collateral and to take all other actions requested by the Pledgee as may be required in order to maintain the transfer, perfection and priority of the security interests of the Pledgee in all of the Collateral. Without limiting the generality of the foregoing, the Pledgor agrees that all of the securities constituting the Collateral shall be held in the Investment Account. The Pledgee shall be the only person or entity on whose books the Pledgor will permit the interest of the Pledgor in any Collateral to appear. The Pledgor authorizes the filing of appropriate Uniform Commercial Code financing statements with respect to the Collateral. This Agreement is intended to serve as a “control agreement” within the meaning of the Uniform Commercial Code with respect to the Collateral and the Pledgor will take all steps required to ensure the Pledgee’s control of the Collateral. As a security device, the Pledgee may require the Collateral to be transferred into the name of the Pledgee.

5.    REPRESENTATIONS AND WARRANTIES.  The Pledgor represents, warrants and agrees that: (a) the Pledgor has and will maintain good and valid title to the Collateral, free and clear of any liens, charges or encumbrances thereon or affecting the title thereto (except for the security interest created hereby); and no Collateral consisting of uncertificated securities is subject to any registered pledge; (b) the Pledgor has good right and lawful authority to pledge, mortgage, assign, transfer, deliver, deposit, set over and confirm unto the Pledgee the Collateral as provided herein and the Pledgor will warrant and defend the title thereto and the security interest therein conveyed to the Pledgee by this Agreement against all claims of all persons and will maintain and preserve such security interest; (c) none of the Collateral is restricted as to its use or disposition by any contract, donative or testamentary instrument or otherwise in any manner which could prevent the pledge of same to the Pledgee or the Pledgee’s foreclosure of such pledge; and (d) the execution, delivery and performance of this Agreement and the pledge and/or delivery of the Collateral to the Pledgee do not and will not contravene the charter documents or by-laws of the Pledgor or any agreement, commitment, indenture, contract or other obligation or restriction affecting the Pledgor. The Pledgor covenants that the Pledgor will have the like title to and right to pledge any other property of the Pledgor at any time hereafter purported to be pledged to the Pledgee hereunder.

6.    EVENTS OF DEFAULT.  As used herein, an “Event of Default” shall be deemed to have occurred upon the existence or occurrence of any one or more of the following: (a) the failure by the Pledgor to pay to the Pledgee any sum when due under the Letter Agreement and/or the Term Note; (b) any representation or warranty of the Pledgor made herein or in connection herewith shall at any time prove to have been false in any material respect when made; (c) the Pledgor shall default in the performance of any agreement under Section 12 within the time period for such performance set forth in such Section; (d) the Pledgor shall default in the performance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for fifteen (15) days after notice thereof shall have been given to the Pledgor; (e) this Agreement shall in any respect not be the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; (f) any other “Event of Default” defined in the Letter Agreement shall exist and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period; or (g) if for any reason (other than payment in full of all Secured Obligations or a written release given by the Pledgee) the

Pledgee does not have a fully perfected first priority security interest in the Investment Account and all of the Collateral. As used herein, “Default” means any event or circumstance which, with the giving of notice or the passage of time or both, could become an Event of Default.

7.    DIVIDENDS; VOTING RIGHTS.  All interest earned on any Collateral and all cash dividends paid in respect of any Collateral shall be retained in the Investment Account and held as part of the Collateral, subject, however, to the provisions of Sections 3 and 8.

Unless and until an Event of Default shall have occurred and is continuing, the Pledgor shall retain and may exercise all voting rights with respect to Collateral, and all rights with respect to conversion, exchange, subscription, option, warrant and other similar rights and privileges pertaining to Collateral (“Rights”); provided that if an Event of Default occurs and is continuing, all Rights shall be exercisable only by or with the prior written consent of the Pledgee; and provided further that the Pledgee shall not have any voting Rights unless and until it shall have given the Pledgor written notice that such Event of Default has occurred and is continuing and that the Pledgee may exercise, or intends to exercise, any such voting Right, and the Pledgee shall have no duty at any time whatsoever to exercise any Right and shall not be responsible for any failure to do so or delay in so doing.

8.    REMEDIES IN CASE OF AN EVENT OF DEFAULT.  If an Event of Default has occurred and is continuing, the Pledgee shall have the right to exercise in respect of the Collateral all the rights and remedies available to a secured party under the Uniform Commercial Code in effect at the time in The Commonwealth of Massachusetts. To the maximum extent permitted by applicable law, the Pledgee may (after only such notice to the Pledgor as may be required by applicable law) sell, assign and deliver the whole or, from time to time, any part of the Collateral, or any interest in any part thereof, at any private sale or at public auction, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its uncontrolled discretion may determine; at any such sale the Pledgee may bid for and purchase the whole or any portion of the Collateral and may make payment therefor by any means. The Pledgee shall apply the cash proceeds actually received by it from any sale or other disposition, together with any other moneys at the time held by it hereunder, to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, brokers’ fees and all other reasonable expenses which may be incurred by the Pledgee in collecting sums due under the Letter Agreement and/or the Term Note and/or in enforcing this Agreement; and then to principal of and interest on the Secured Obligations; and any amount remaining in excess of the sum of (i) such expenses and (ii) the Secured Obligations shall be paid to the Pledgor. The Pledgee shall not be required to resort to or marshall any present or future security for, or guaranties of, the obligations secured hereby, or to resort to any such security or guaranties in any particular order. The Pledgee’s remedies shall be cumulative with all other rights, however existing or arising, and may be exercised concurrently or separately. Neither failure nor delay on the Pledgee’s part to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other further exercise thereof or the exercise of any other right, remedy, power or privilege.

The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that any such private sales may be at prices and on other terms less favorable to the seller than if sold at public sales and that such private sales shall not be deemed to have been made in a commercially unreasonable manner on account of their private character.

Beyond the exercise of reasonable care to assure the physical safekeeping of Collateral (if any) while held in the Pledgee’s possession, the Pledgee shall have no duty or liability to preserve rights pertaining to any Collateral.

In addition to the above-described rights to realize upon Collateral, upon the occurrence and during the continuance of an Event of Default, the Pledgee may liquidate the Investment Account and apply the proceeds thereof to the Secured Obligations.

9.    PLEDGOR’S OBLIGATIONS NOT AFFECTED; RELEASE.  The obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by, any amendment or modification of or addition or supplement to the Letter Agreement or the Term Note or any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Letter Agreement and/or the Term Note. This Agreement and the pledge and security interest granted hereby shall be of no further force or effect when there are no long any Term Loans outstanding and all Secured Obligations have been paid in full and satisfied, and, forthwith thereafter, the Pledgee will release to the Pledgor all Collateral then held hereunder, together with appropriate releases and discharges of such pledge and security interest.

10.    NOTICE.  All notices and other communications to any party hereunder shall be in writing. Each such notice, request or communication shall be deemed delivered on the earlier of (a) the date received or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, addressed as provided in the Letter Agreement.

11.    FURTHER ASSURANCES.  The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, opinions and other documents, and will do or cause to be done all such other things, as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Pledgee hereunder. The Pledgor hereby authorizes the filing of financing statements describing the Collateral.

12.    MONTHLY VALUATION; MINIMUM VALUE.  If, at the last day of any month, the Collateral Value of Permitted Investments consisting of cash, certificates of deposit and United States Treasury bills, notes and bonds is less than the aggregate principal amount of the Term Loans, then the Pledgor will value (or cause to be valued) each item held as Collateral in the Investment Account as at the last day of each month, commencing on the first such date after the date of this Agreement. Within five business days after the end of each such month, the Pledgor will supply to the Pledgee a listing of all such items and the fair market value of each such item. Without limitation of the foregoing, if at any date the Pledgor has actual knowledge (or is notified by the Pledgee) that the Collateral has an Aggregate Collateral Value which is less than the then aggregate outstanding principal amount of the Term Loans for any reason (including, without limitation, due to any decline in value of any Collateral), then the Pledgor shall immediately notify the Pledgee (unless the Pledgor had been so notified by the Pledgee) by telephone or facsimile transmission of such shortfall in Aggregate Collateral Value and, in any event, the Pledgor shall deposit into the Investment Account, within two business days after the Pledgor has such actual knowledge or forthwith upon being so notified of any such shortfall, additional cash or securities, to be held as Collateral hereunder, in such amount so that the Aggregate Collateral Value of the Collateral then so held will not be less than the then aggregate outstanding principal amount of the Term Loans or shall (within said two business day period) prepay Term Loans in such amount as may be necessary to ensure that such Aggregate Collateral Value is not less than the then outstanding principal amount of the Term Loans.

13.    COSTS AND EXPENSES.  The Pledgor agrees to pay to the Pledgee on demand any and all reasonable costs and expenses, and to indemnify and hold harmless the Pledgee from and against any and all claims, demands, damages and liabilities, that may be asserted against, incurred by or paid by the Pledgee in connection with the Collateral, this Agreement or the preparation, amendment, modification, interpretation, administration or enforcement of this Agreement.

14.    MISCELLANEOUS.  Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, successors and assigns of the Pledgor and the Pledgee. The captions in this Agreement are added for convenience of reference only and shall not define or limit any provisions hereof. This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts. This Agreement may be executed simultaneously in several counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.    CONSENT TO JURISDICTION; JURY TRIAL WAIVER.  (a) The Pledgor irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement. The Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Pledgor agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Pledgor in a manner permitted by law.

(b)    THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LETTER AGREEMENT, THE TERM NOTE OR ANY OTHER RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PLEDGEE RELATING TO THE ADMINISTRATION OF THE TERM LOANS OR THE ADMINISTRATION OR ENFORCEMENT OF THIS AGREEMENT, THE LETTER AGREEMENT OR ANY RELATED DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE PLEDGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PLEDGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PLEDGEE WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PLEDGEE TO ENTER INTO THE LETTER AGREEMENT AND TO MAKE TERM LOANS AS CONTEMPLATED THEREIN.

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be duly executed, as an instrument under seal, as of the day and year first above written.

ESSENTIAL THERAPEUTICS, INC.

By:	/s/ MARK SKALETSKY
Name: Mark Skaletsky Title: Chief Executive Officer

FLEET NATIONAL BANK

By:	/s/ DAVID E. MEAGHER
Name: David E. Meagher Title: Assistant Vice President

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